EXHIBIT NO. 10.56

                               MERCHANT AGREEMENT
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
BANK:    Household Bank (SB), N.A.            MERCHANTS:     Levitz Furniture Corporation
         1111 Town Center Drive                              Levitz Furniture Company of the
         Las Vegas, NV 89134                                 Midwest, Inc.
                                                             Levitz Furniture Company of
                                                               the Pacific, Inc.
                                                             Levitz Furniture Company of
                                                               Washington, Inc.
                                                             7887 North Federal Highway
                                                             Boca Raton, FL 33487-1613
                                                             Facsimile Nos. (561) 994-5623
                                                                            (561) 994-5615
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This Merchant Agreement ("AGREEMENT") is made and entered into as of the 4th day of September, 1998, by and between Household Bank (SB), N.A. (herein
"HOUSEHOLD") and Levitz Furniture Corporation, a Florida corporation (herein
"PARENT"), its operating subsidiaries, Levitz Furniture Company of the Midwest,
Inc., a Colorado corporation, Levitz Furniture Company of the Pacific, Inc., a
California corporation, and Levitz Furniture Company of Washington, Inc., a
Washington corporation (collectively, the "OPERATING SUBSIDIARIES" and, together with Parent, "MERCHANTS"), but shall be effective only as of the date (the
"Effective Date") on which the U.S. Bankruptcy Court for the District of
Delaware in the matter of IN RE: LEVITZ (Case Nos. 97-1842-97-1853) (the
"Chapter 11 Case") has entered an order, in substantially the form attached hereto as Exhibit A (or otherwise acceptable to Household in its sole discretion), approving and authorizing Merchants to enter into and perform this
Agreement (the "Approval Order") and, unless otherwise agreed by Household, such
Approval Order has become final and nonappealable. In consideration of the mutual promises, covenants, and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merchants, jointly and severally, and Household agree as follows:

SECTION 1. DEFINITIONS. In addition to the words and phrases defined above and elsewhere in this Agreement, the following words and phrases shall have the following meanings:

a. "ACCOUNT" means an account resulting from the issuance of a Card. An Account may have more than one Card issued for it. Each Account shall be owned by, and deemed to be the property of, Household. In addition, for all periods after the closing of Household's purchase of the Existing Portfolio (as defined below), "Account" shall also include those accounts included in the Existing Portfolio, whether or not Household has issued a Card with respect to such accounts.

b. "ACCOUNT BALANCES" means the amounts owed or shown as being outstanding receivables on each Account, including outstanding extensions of credit, accrued finance charges, whether billed or unbilled (including unbilled finance charges relating to Same-As-Cash promotions), and any other charges, fees and interest assessed on each Account reduced by the amount of credit balances, if any, on such Account.

c. "AFFILIATE" means any entity that is owned by, owns or is under common control with Household or its ultimate parent.

d. "APPLICABLE LAW" means collectively or individually any applicable law, rule, regulation or judicial, governmental or administrative order, decree, ruling, opinion or interpretation.

e. "APPLICATION APPROVAL RATE" means, for any Month, the number of credit applications (excluding duplicate applications or applications that have

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        been previously submitted) submitted during such Month that are accepted by Household, divided by the total number of applications submitted during such Month (excluding duplicate applications or applications that have been previously submitted).

f.      "AUTHORIZATION" means permission from Household to make a Card Sale.

g. "AUTHORIZATION CENTER" means the facility designated by HOUSEHOLD as the facility at which Card Sales are authorized.

h. "AVERAGE ACCOUNT BALANCES" means, for any period, the sum of the daily Account Balances for such period divided by the number of days in such period.

i. "BUSINESS DAY" means any day except Saturday or Sunday or a day on which banks are closed in the State of Nevada.

j. "CARD" means the private label credit card bearing Merchants' Marks issued by Household for the Program.

k. "CARDHOLDER" means (i) the person in whose name an Account is opened, and (ii) any other authorized users of the Account and Card.

l. "CARDHOLDER LIST" means the compilation of the names, addresses, and telephone numbers consisting exclusively of Cardholders of and applicants for Cards to Merchants, regardless of whether such applicants were ultimately granted or denied credit.

m. "CARD SALE" means any sale of Goods that Merchants make to a Cardholder pursuant to this Agreement that is charged to an Account.

n. "CHARGEBACK" means the return to Merchants and reimbursement to Household of a Sales Slip for which Merchants were previously paid pursuant to SECTION 6 herein.

o. "CREDIT LOSSES" means, for any Month, the aggregate amounts charged off during such Month (net of aggregate recoveries during such Month) in accordance with Household's ten-month contractual charge-off policies, or such other policies agreed upon by Merchants and Household or required by Applicable Law.

p. "CREDIT SLIP" means evidence of credit in electronic or paper form for Goods purchased from Merchants.

q. "EXERCISE RATE" means expressed as a percentage, the amount of Account Balances generated pursuant to a SAC Promotion which is paid off by Cardholders prior to the expiration of the promotional period divided by the total volume of Card Sales generated pursuant to the SAC Promotion.

r. "EXISTING PORTFOLIO" means the existing portfolio of credit card accounts arising from the private label account purchase program established and maintained by General Electric Capital Corporation ("GE") for Merchants, which existing portfolio of credit card accounts Household has agreed to purchase pursuant to a Portfolio Purchase and Sale Agreement dated September 4, 1998 by and between Household and GE.

s. "GOODS" means the products described in SECTION 2 below, certain warranties expressly authorized by Household (which authorization shall not be unreasonably withheld), and related services sold by Merchants in the ordinary course of Merchants' business to consumers for individual, family, personal or household use.

t. "INTEREST COVERAGE RATIO" means the result of dividing (i) net income before income taxes, depreciation, amortization and interest expense by


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        (ii) interest expense, calculated at the end of each of Merchants'
        fiscal quarters using the previous twelve months' data from Merchants' financial statements prepared in accordance with generally accepted accounting principles.

u. "LIBOR" means, for each Month under this Agreement, the daily average of the end-of-business-day quotations of the one-month London Interbank Offered Rate as published by Bloomberg Financial Markets.

v. "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects, or financial condition of Parent and the Operating Subsidiaries taken as a whole or (b) the ability of Parent and the Operating Subsidiaries taken as a whole to pay the obligations under the terms hereof.

w. "MERCHANTS MARKS" means Merchants' names, logos, registered trademarks and service marks, if any, and other proprietary designations.

x.      "MONTH" means a calendar month.

y. "OPERATING INSTRUCTIONS" means (i) the operating instructions and/or procedures agreed to by the parties from time to time concerning the Program and (ii) the Regulatory Guidelines provided by Household from time to time.

z. "PRIME RATE" means the rate of interest per annum appearing in the Wall Street Journal as the prime rate.

aa. "PROGRAM" means the private label revolving credit card program associated with Merchants whereby Accounts will be established and maintained by Household, Cards issued by Household to qualified consumers purchasing Merchants' Goods, and Card Sales funded all pursuant to the terms of this Agreement. Program shall also include Household's administration of the Existing Portfolio following its purchase by Household.

bb. "PROGRAM YEAR" means any consecutive twelve-month period beginning with the Effective Date or an anniversary thereof.

cc. "SAME AS CASH OR SAC CARD SALE" means any Card Sale or Sales Slip which is subject to a SAC Promotion.

dd. "SAC PROMOTION" means any credit promotion program with or without monthly payments whereby interest accrues but is not assessed if the Account Balance is paid off prior to the expiration of the promotional period.

ee. "SALES SLIP" means evidence of a Card Sale in electronic or paper form for Goods purchased from Merchants.

ff. "STIPULATED JUDGMENT" means that certain Stipulated Final Judgment ordered and filed on August 18, 1997 in THE PEOPLE OF THE SATE OF CALIFORNIA V. LEVITZ, ET AL., Alameda Superior Court Case No. 787452-5.

gg.     "TERM" means the time period set forth in Section 16.

hh. "TERMINAL" means an electronic terminal or computer capable of communicating by means of an on-line or dial-up electronic link with an Authorization Center.

SECTION 2. SCOPE AND PURPOSE. Merchants engage in the sale of home furnishings and other related products and related services ("Goods"), and Merchants desire to make financing available to consumers purchasing Goods from Merchants. Household, a credit card bank in the business of providing


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revolving credit financing pursuant to a credit card, has agreed to provide such financing under the program to individual qualified consumers purchasing Merchants' Goods pursuant to the terms and conditions set forth in this Agreement.

a. FORMS AND CARDS. Household will at its expense provide to Merchants standard Sales Slips, Credit Slips and other forms from time to time for use by Merchants in the Program, which documents may be changed from time to time by Household, provided that Merchants may use their standard forms of Sales Slips and Credit Slips subject to the review and approval of such forms by Household. Merchants agree to pay for Card application/agreements. The design of Cards shall be agreed upon by Household and Merchants, and Cards shall be produced at Household's expense. The design and content of billing statements and the terms and conditions of Accounts and Card application/agreements shall be determined by Household and are subject to change by Household from time to time. The expense of changes to Card application/agreements shall be borne by the party for whose benefit the change is made, with the parties dividing evenly the expense of changes that benefit both Household and Merchants except that Merchants shall bear the expense of any changes to Card application/agreements required by any change in Applicable Law.

b. CREDIT REVIEW, OWNERSHIP OF ACCOUNTS. All completed applications for Accounts submitted by Merchants to Household, whether mailed, telephoned or otherwise electronically transmitted, will be processed and approved or declined in accordance with Household's credit and other evaluation criteria and procedures from time to time established by Household after consultation with Parent, with Household having and retaining all rights to reject or accept such Card applications in accordance with such criteria and procedures. Household shall not materially change its credit criteria except in response to changes in economic conditions or credit loss experience. Household will only accept Card applications for revolving credit pursuant to the credit card it issues for individual, personal, family or household use. Household shall not be obligated to accept applications for a Card or to approve any Card Sale for consumers that do not have their principal residence and billing address in the Continental United Sates. Subject to the provisions of SECTION 4AI herein, Merchants may present any application declined by Household to any third party for financing. Household shall not be obligated to take any action under an Account, including making future advances or credit available to Cardholders who fail to meet, after the issuance of a Card to such Cardholder, Household's credit and other evaluation criteria. Household or its Affiliates shall own the Accounts and bear the credit risk for such Accounts except as otherwise provided in this Agreement. Merchants acknowledge and agree that they shall have no interest whatsoever in the Accounts; provided, however, that Merchants shall have the right to use the Cardholder List and Merchants' general customer information pursuant to SECTIONS 12 AND 21 hereof. ------------------

c. APPROVAL RATES. If the Application Approval Rate remains below 50% during any three or more consecutive Months, then at either Household's or Parent's request made in writing within the thirty days following the expiration of the third such Month (an "Approval Rate Notice"), Household and Parent will promptly meet and confer about the causes of such rate. The parties will thereafter work in good faith to achieve a higher Application Approval Rate. If the average Application Approval Rate does not exceed 50% during the ninety-day period following the date of the Approval Rate Notice ("Approval Rate Cure Period"), Merchants shall have the right, for ninety days following the expiration of the Approval Rate Cure Period, to notify Household of their intention to terminate this Agreement pursuant to Section 16.b.(iv)(b).



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d.      CARD PROMOTIONS, SERVICES AND ENHANCEMENTS. As part of the Program,
        Household shall provide certain marketing services to Merchants. These services shall include, but not be limited to, performing an initial marketing audit related to the Program, assisting Merchants in creating a credit marketing plan and with creative design and development of point of sale materials and other services as such become available or as Household offers to other customers. In addition, Household and Parent will confer quarterly, or on such other periodic basis as they may agree, at which time they may mutually agree to offer for the upcoming period to existing or potential Cardholders special credit promotions, including, but not limited to, one to twelve month SAC Promotions, and other additional services and/or enhancements. The terms of such promotions, services and enhancements shall be mutually agreed upon by Household and Parent.

e. CREDIT INSURANCE PROVIDER. Merchants may select a credit insurance provider for the Program, subject to Household's approval, which approval shall not be unreasonably withheld and subject to the credit insurance provider's providing to Household such representations, warranties, covenants, certifications and indemnifications as Household may reasonably request as to the credit insurance provider's compliance with Applicable Laws, including without limitation the Stipulated Judgment. Household may in its reasonable sole discretion terminate any such credit insurance provider for any material breach of such representations, warranties, covenants, certifications and indemnifications or as otherwise provided in the agreement between Household and the credit insurance provider. Household shall provide Merchants with sixty (60) days prior written notice of its termination of any such credit insurance provider.

SECTION 3.  FEES, DISCOUNTS, CHARGES, RATES AND FUNDING.

a. CONSUMER RATE. The consumer rate to be charged on purchases with the Card for consumers whose accounts are in good standing initially shall be equal to the Prime Rate plus 14.4 percentage points (14.4%), except that, at Household's discretion, the consumer rate to be charged on purchases with the Card by Cardholders who are residents of the State of New York may be a fixed rate of 24%. The consumer rate shall be subject to change from time to time by Household with notice to Merchants and, except with respect to changes in the Prime Rate, after consultation with Parent to review any proposed change in the consumer rate.

b. ORIGINATION FEE. During the term of this Agreement and for ninety (90) days after the effective date of termination of the Agreement or up to the date of purchase of the Accounts pursuant to SECTION 16D. herein, whichever is earlier, Household shall pay Merchants a monthly fee ("Origination Fee") equal to 100% of the accrued finance charges, and accrued late fees, over-limit fees, and returned check charges, and in each case net of reversals, (each of such fees to be set initially at $25.00) with respect to all Accounts for such Month, less the following:

        (i)    an amount equal to the product of:

               (A)    the result of LIBOR divided by twelve, times
               (B) the Average Account Balances for such Month, minus the balance in the SAC Reserve at the end of the previous Month;

        provided, however, that in the event that a plan of reorganization for Merchants under the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.) is confirmed by the Bankruptcy Court and becomes effective, the amount under this subsection (i) for each Month in which the cash balance of the Portfolio Reserve is no less than the greater of the Fully Funded Amount (as that term is used in Section 7.a(ii)) or eight percent (8%) of the Account Balances at the end of such Month, shall be:

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               (A)    for each Month where the Interest Coverage Ratio at the
                      end of the previous fiscal quarter was less than 1.5, the product of:

                      (1)    the result of LIBOR divided by twelve, times
                      (2) the Average Account Balances for such Month, minus the balance in the SAC Reserve at the end of the previous Month; and

               (B) for each Month where the Interest Coverage Ratio at the end of the previous fiscal quarter was equal to or greater than 1.5, the product of:

                      (1)    the result of LIBOR divided by twelve, times
                      (2) the Average Account Balances for such Month, minus the balance in the SAC Reserve at the end of the previous Month, minus twenty-five percent (25%) of the average balance in the Portfolio Reserve for such Month; and

        (ii) Subject to the limitations in Section 3b. (ii)(C) and (D) below, an amount equal to the Average Account Balance during such Month multiplied by the Origination Factor. As used herein, "Origination Factor" means a percentage determined as follows:

               (A) For each of the first twelve (12) Months during the Term, the Origination Factor shall be the percentage that is equal to 88 basis points (.88%). Thereafter, the Origination Factor shall be adjusted upward or downward as of each anniversary of the Effective Date based on a review by Household of historical and projected Credit Losses.

               (B) During any Month after the first twelve Months of the Term, if aggregate Credit Losses since the Effective Date have differed from aggregate amounts deducted by Household under this Section 3b. (ii) by more than one million ($1,000,000) dollars ("Credit Losses Difference"), the Origination Factor shall be immediately adjusted upward or downward, as the case may be, to the extent necessary to compensate Household or Merchant, as the case may be, for the amount by which aggregate Credit Losses since the Effective Date have differed from aggregate amounts deducted by Household under this Section 3b. (ii) and to reflect projected Credit Losses during the next twelve
                      (12) months.

               (C) In no event shall the amount deducted in any Program Year under this Section 3b. (ii) exceed the sum of (x) the product of the Average Account Balances for the Program Year multiplied by fifteen percent (15%) (the "Cap Amount"), plus (y) fifty percent (50%) of the amount by which the Credit Losses for the Program Year exceed the Cap Amount provided, however, any Credit Losses Difference at the beginning of the Program Year shall not be included in determining the amounts which may be payable pursuant to this provision (C).

               (D) In no event shall the amount deducted in any Program Year under this Section 3b. (ii) be less than the result of the following calculation: (x) the product of the Average Account Balances for the Program Year multiplied by eight percent (8%) (the "Floor Amount"), minus (y) fifty percent (50%) of the amount by which the Floor Amount exceeds the Credit Losses for the Program Year provided, however, any Credit Losses Difference at the beginning of the Program


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                      Year shall not be included in determining the amounts
                      which may be payable pursuant to this provision (D).

        (iii) An amount equal to the following: For each Month beginning during the first year of the Term, an amount equal to $3.55 multiplied by the number of Accounts with debit or credit balances ("Active Accounts") for which Household processes statements during such Month. For each Month beginning during the second year of the Term, an amount equal to $3.42 multiplied by the number of Active Accounts for which Household processes statements during such Month. For each Month beginning during the third, fourth and fifth year of the Term, an amount equal to $3.31 multiplied by the number of Active Accounts for which Household processes statements during such Month. For each Renewal Term, this amount will increase above the amount in effect at the end of the expiring term by fifty percent (50%) of the cumulative increase in the Consumer Price Index for the previous calendar year. During each Month in which Household Life Insurance Company is Merchants' credit insurance provider, the fee specified in this
               Section 3b. (iii) will be reduced by $0.04 per Account.

        (iv) Household's good faith estimate of the amount of finance charges accrued during the Month for SAC Card Sales that will be credited back to the Cardholder's Account as a result of the Cardholder paying off all or any portion of the Account Balance prior to the expiration of the promotional period (the "SAC Reversal Estimate"); provided, however, that Household shall satisfy this deduction first from the SAC Reserve to the extent it contains funds and shall deduct only the deficiency, if any, from the Origination Fee. Initially, Household shall use fifty-two percent (52%) as the SAC Reversal Estimate, and quarterly, the parties shall review actual experiences of finance charges reversed due to SAC Promotions and compare them to withdrawals from the SAC Reserve and deductions from the Origination Fee under this
               Section 3b. (iv), and (A) shall make such payments or issue such credits as are necessary to eliminate any discrepancy, and (B) adjust the SAC Reversal Estimate for the following quarter based on such comparison and Exercise Rates for the quarter and the relative ratios expressed as percentages of SAC Promotions of a given duration then in effect, divided by the total SAC Card Sales for the quarter. Exhibit C illustrates Household's good faith estimate of the initial SAC Reversal Estimate and the methodology for determining the SAC Reversal Estimate as provided above.

        (v) An amount equal to the product of (A) the Average Account Balances for the Month minus the amount in the SAC Reserve at the end of the previous Month, multiplied by either (B) 0.205% for each Month in which the balance of the Portfolio Reserve is less than the Fully Funded Amount (as that term is used in Section 7a.
               (ii)), or (C) 0.1867% for each Month in which the balance of the Portfolio Reserve is equal to or greater than, the Fully Funded Amount (as that term is used in Section 7a. (ii)) or Merchant's Interest Rate Coverage Ratio meets the requirements of Section 7a
               (iv) (A) or (C) hereof.

        In any Month in which the deductions specified in this Section 3(b) (excluding any deduction from the SAC Reserve) exceed 100% of the accrued finance charges and accrued late fees, over limit fees and returned check fees, in each case net of reversals, with respect to all Accounts for such Month, Merchants shall pay the difference ("Origination Fee Shortfall") to Household in accordance with Section 3c.

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c.      ACCEPTANCE & OFFSET. Subject to the terms, conditions, warranties and representations in this Agreement, including Household's rights to offset and to establish reserves, during the Term of this Agreement, Household agrees to pay to Merchants (i) in accordance with Section 3d, and provided that Merchants have satisfied all of the conditions set forth in this Agreement with respect to a given Sales Slip, including, without limitation, SECTIONS 4A, 5A, AND 8, the amount of such Sales Slip presented to Household during the Term of this Agreement, less all amounts due for Sales Slips subject to Chargeback under Section 6 hereof, reimbursements, refunds or customer credits and (ii) within fifteen days after the end of each Month (unless otherwise provided herein) and provided that Merchants have satisfied in all material respects all of the conditions set forth in this Agreement, including, without limitation, SECTIONS 4A, 5A, AND 8, the amount of the Origination Fee (if any), less any amounts deducted by Household under
        Section 3b of this Agreement. In the event that, for any Month, the amounts deductible by Household under this Section 3c exceed the Origination Fee payable for the Month, Household shall bill Merchants for the difference and for the Origination Fee Shortfall, if any, within fifteen days after the end of such Month and Merchants shall pay Household within fifteen (15) days after the date of such invoice. In the event that such amounts are not paid by Merchants within 30 days after the date due, Household may offset and/or recoup said amounts from payments to Merchants for valid and authorized Sales Slips or from other amounts owed to Merchants under this Agreement, and, in the event such offset is insufficient. Household may deduct such amounts from the Portfolio Reserve (as defined in Section 7(a)(i)). Any payment made by Household to Merchants in connection with any Sales Slip shall be subject to subsequent review and verification by Household within 90 days after the date of such payment. Household's liability to Merchants with respect to the funding or processing of any Card Sale, Sales Slip or Credit Slip shall not exceed the amount on the Card Sale, Sales Slip or Credit Slip in connection with such transaction. In no event shall Household or Merchants be liable for any incidental or consequential damages.

d. PAYMENTS. Subject to Section 3c, payments for Card Sales and Sales Slips and other amounts payable by Household to Merchants shall be made by deposit by wire transfer to Parent's account for itself and the Operating Subsidiaries.

        Household will use its best efforts to make payments for Sales Slips on the Business Day of receipt, verification and processing by Household of the transmission of the transaction data, if such transmission is received by 7:30 a.m. Central Standard time; if received later than 7:30 a.m. Central Standard time, then on the first Business Day after said transmission, but in no event shall such payments be made later than the second Business Day after receipt of said transmission by Household.

SECTION 4A. MERCHANTS RESPONSIBILITIES CONCERNING CONSUMER TRANSACTIONS. Merchants covenant and agree that Merchants shall:

a. Honor all valid Cards without discrimination, when properly presented by Cardholders for payment of Goods.

b. Not require, through an increase in price or otherwise, any Cardholder to pay any surcharge at the time of sale or pay any part of any charge imposed by Household on Merchants.

c. Prominently display at each of its locations, advertising and promotional materials relating to the Card, including without limitation applications for the Card and use or display such materials in accordance with any reasonable specifications provided by Household. Such materials shall be used only for the purpose of soliciting Accounts


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        for the Program. Any solicitation, written material, advertising or the like relating to the Program or the products offered by Household pursuant to the Program shall be prepared or furnished by Household or shall receive Household's prior written approval. Merchants agree to pay for mutually agreed upon promotional materials; provided, however, that Merchants shall retain the right to use third-party vendors to produce the materials. Any such materials shall not be used by Merchants following termination of this Agreement.

d. Use only the form of, or modes of transmission for, Card applications, Sales Slips and Credit Slips as are provided by Household, and not use any Card application/agreements, Sales Slips, and Credit Slips provided by Household other than in connection with a Card transaction.

e.      With respect to applications for a Card:

        (i) Make sure all information requested on the Card application is complete and legible;

        (ii) obtain the signature on the Card application of all persons whose name(s) will appear on the Account or will be responsible for the Account;

        (iii) give the applicant the initial disclosures at the time of signing the Card application/agreement prior to the first transaction under the Account;

        (iv) verify the identification of the individual(s) applying for the Account, which verification may include obtaining driver's license and social security numbers;

        (v) provide all information reasonably required by Household from time to time for approval of Card applications by telephone or other electronic transmission and legibly insert the Account number and Approval number on the Card application in the designated area; and

        (vi) send the actual original approved signed Card application to Household at Household's address on PAGE ONE above or such other address designated by Household in writing within five (5) Business Days of approval of the Card application by Household.

f.      With respect to Sales Slips:

        (i) Enter legibly on a single Sales Slip prior to obtaining the Cardholder's signature (1) a description of all Goods purchased in the same transaction in detail sufficient to identify the transaction; (2) the date of the transaction; (3) the Authorization number; and (4) the entire amount due for the transaction (including any applicable taxes);

        (ii) REQUEST AUTHORIZATION FROM HOUSEHOLD'S AUTHORIZATION CENTER UNDER ALL CIRCUMSTANCES. Household may refuse to accept or fund any Sales Slip that is presented to Household for payment more than one hundred eighty (180) days after the date of Authorization of the Card Sale. Merchants agree not to divide a single item between a Household Sales Slip and a sales slip for another credit provider. If Authorization is granted, Merchants will legibly enter the Authorization number in the designated area on the Sales Slip. If Authorization is denied, or if Merchants have reasonable grounds to believe that the Card is counterfeit, fraudulent, or stolen, Merchants will not complete the transaction and will follow any instructions from the Authorization Center;

        (iii) if the transaction is to be completed electronically or otherwise without a Card imprint, then enter on the Sales Slip sufficient information to identify the Cardholder and Merchants, including at least Merchants' name and the Cardholder's name and Account number;

        (iv) obtain the signature of the Cardholder on the Sales Slip, and compare the signature on the Sales Slip with the signature panel of the Card and if identification is uncertain or if Merchants otherwise question the validity of the Card, contact Household's Authorization Center for instructions. For telephone orders (TO) or mail orders (MO) only, the Sales Slip may be completed without the Cardholder's signature and a Card imprint, but Merchants shall, in addition to all other requirements under this SECTION 4A, enter legibly on the signature line of the Sales Slip the letters "TO" or "MO", as appropriate, and not deliver Goods or perform services after being advised that the "TO" or "MO" has been canceled or that the Card is not to be honored;

        (v)    IDENTIFICATION OF THE CARDHOLDER IS THE RESPONSIBILITY OF
               MERCHANTS;

        (vi) not present the Sales Slip to Household for funding until all Goods are delivered and all the services are performed to the Cardholder's satisfaction. If the Card Sale is canceled or the Goods or services canceled or returned the Sales Slip is subject to Chargeback;

        (vii)  enter the Card Sale into the Terminal; and

        (viii) deliver a true and completed copy of the Sales Slip to the Cardholder at the time of purchase or delivery of the Goods.

g. CREDIT SLIPS. If Goods are returned, any Card Sale or services are terminated or canceled, or Merchants allow any price adjustment, then Merchants shall not make any cash refund, but shall complete and deliver promptly to Household a Credit Slip evidencing the refund or adjustment and deliver to the Cardholder a true and complete copy of the Credit Slip at the time the refund or adjustment is made. Merchants shall sign and date each Credit Slip and include thereon a brief description of the Goods returned, services terminated or canceled, refund or adjustment made, the date of the original Card Sale, Authorization number, Cardholder's name, address and Account number, and the date and amount of the credit, all in sufficient detail to identify the transaction. Merchants shall legibly reproduce on each Credit Slip the embossed legends from the Card. The amount of the Credit Slip cannot exceed the amount of the original transaction as reflected on the Sales Slip. Merchants shall issue Credit Slips only in connection with previous bona fide Card Sales and only as permitted hereunder.

h. CARDHOLDER COMPLAINTS. Merchants shall within three (3) Business Days of receipt provide Household with a copy of any written complaint from any Cardholder concerning his/her Account.

i. RIGHT OF FIRST REFUSAL; DISPLAY OF THIRD-PARTY MATERIALS. Merchants shall actively promote the Program. Merchants agree to give Household right of first refusal in presenting consumer credit applications and/or Sales Slips. During the term of this Agreement, Merchants shall not issue, arrange to issue, or accept any private label credit card or account other than the Card, under any of Merchants' Marks, except with respect to consumer credit applications declined by Household. To the extent Merchants display other third party credit or charge card materials, they shall display the advertising and promotional materials relating to the Card in a manner and with a frequency equal to or greater than that accorded any other third party credit or charge card.

j. Satisfy all other requirements designated in any Operating Instructions or as may be reasonably required from time to time by Household. In the event there is any inconsistency between any Operating Instructions and this Agreement, this Agreement shall govern unless otherwise expressly indicated by Household in any Operating Instructions.

k. Present each Sales Slip and Credit Slip to Household or such other person designated by Household in writing, for funding within five (5) Business Days after the date of the respective sale or credit transaction.

SECTION 4B. HOUSEHOLD'S SERVICE STANDARDS AND RESPONSIBILITIES CONCERNING CONSUMER TRANSACTIONS. During the term of this Agreement, Household covenants and agrees to provide the services and maintain the standards ("Service Standards") set forth below:

a. For debit balance Accounts serviced by Household, Household will maintain a customer service representative to statemented Account ratio of 1 to 14,500. To the extent that Household can maintain the standards set forth in PARAGRAPH B. below, then this PARAGRAPH A. will not apply.

b. The Service Standard for customer service calls to Household from Cardholders shall be either an average abandonment rate of 5.0% or an average speed of answer ("ASA") of thirty (30) seconds, whichever is better.

c.      The average systems "up time" for any Month will not be less than 98.5%.

d. The average speed of automated credit decisions for any Month will not exceed 30 seconds from the receipt of transmission by Household from Merchants to the transmission to Merchants by Household.

e. For Accounts collected by Household, and not referred to a collection agency, Household will maintain an overall collector to delinquent Account ratio of 1 to 1600 delinquent Accounts. With respect to Accounts which are 4 or more payments past due Household will maintain a collector to delinquent Account ratio of 1 to 525 delinquent accounts. To the extent that Household can increase the number of delinquent accounts handled by a collector and remain in compliance with PARAGRAPH
        F. below, then this PARAGRAPH E. will not apply.

f. For Accounts collected by Household, and not referred to a collection agency, the average number of payment promises obtained as a percent of contacts made will be 43% and the average number promises kept as a percent of promises made will be 59%.

g. Household will use its best efforts to collect or cause to be collected the indebtedness due on delinquent Accounts and in connection therewith shall conduct, or cause to be conducted collection activities in such a manner and use or cause to be used, such technology as is generally consistent with the consumer debt collection industry and Household's standard debt collection policies, procedures, resources and its existing or future technology and in accordance with Applicable Law.

h. Household shall advise Merchants of any governmental investigation or legal action, which Household determines in its reasonable sole discretion impairs Household's ability to fulfill its responsibilities under the Agreement or which may have a material effect on the Program or for which Merchants may be subject to joint or several liability with Household as a result thereof.

i. Household shall provide Merchants with copies of any proposed change in terms notices within a reasonable period prior to mailing for Merchants' to review provided that in the event any such change in terms notices affects accrued finance charges, accrued late fees, over-limit fees, returned check fees, the Origination Fee payable to Merchants herein, grace periods, minimum payments, or calculation of Account Balances, Merchants shall be afforded the opportunity to review and approve such notices. The foregoing notwithstanding change in terms notices required by changes in Applicable Law shall not require Merchants' prior approval.

If Household fails to maintain any two or more of the Service Standards set forth in paragraphs, a. through f., to the extent any such Service Standards are then applicable, and the failure to maintain those Service Standards continue for two consecutive Months, Household will reduce its account servicing fee set forth in Section 3b(iii) above by $1.00 per Active Account (annualized) until such time that Household has again achieved all of the above Service Standards for two consecutive Months; provided, however, that such reduction in the account servicing fee shall not take effect (x) with respect to paragraph a., b., or e. unless Household's actual performance measure varies negatively from such Service Standard by more than 20%, and (y) with respect to paragraph f. unless Household's actual performance measure varies negatively from such Service Standard by more than 10%. If Household fails at any time to maintain any two or more of the above Service Standards subject to the provision in the preceding sentence and the failure to maintain any two or more of the Service Standards continues for three consecutive Months, Household will reduce the account servicing fee set forth in Section 3b(iii) above by an additional $1.00 per Active Account (annualized) until Household has performed all of the above Service Standards for two consecutive Months. If Household fails to maintain any two or more of the Service Standards for four (4) consecutive Months and fails to cure such failure within 60 days, Merchants shall have the right to terminate this Agreement under Section 16b(iv)(c) hereof.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

a. Merchants represent and warrant to Household as of the Effective Date and throughout the term of this Agreement the following:

        (i) That each Card Sale will arise out of a bona fide sale of Goods by Merchants and will not involve the use of the Card for any other purpose.

        (ii) That each Card Sale will be to a consumer for personal, family, or household purposes.

        (iii)  That Card applications/agreements will be available to the public
               (a) without regard to race, color, religion, national origin, sex, marital status, or age (provided the applicant has the capacity to enter into a binding contract) and (b) not in any manner which would discriminate against an applicant or discourage an applicant from applying for the Card.

        (iv) That, subject to entry of the Approval Order, (a) they have full corporate power and authority to enter into this Agreement; (b) all corporate action required under any organization documents to make this Agreement binding and valid upon Merchants according to its terms has been taken; and (c) this Agreement is and will be binding, valid and enforceable upon Merchants according to its terms.

        (v) That, subject to entry of the Approval Order, neither (a) the execution, delivery and performance of this Agreement, nor (b) the consummation of the transactions contemplated hereby will constitute a violation of law or a violation or default by Merchants under their respective articles of incorporation, bylaws or any organization documents, or any material agreement or contract and no authorization of any governmental authority is required in connection with the performance by Merchants of their obligations hereunder.

        (vi) That they have or will acquire and retain all required licenses to perform their obligations under this Agreement and to conduct their business, including without limitation, all licenses required in connection with the sale of credit insurance or other insurance policies.

        (vii) That dates after December 31, 1999 will be properly recognized, and date-related calculations will be correctly made, in the operation of computer systems and functions material to the operation of the Program.

        (viii) That they are and will remain in compliance in all material respects with Applicable Law, and are and will remain in compliance with all respects of the Stipulated Judgment applicable to Merchants. Parent shall deliver to Household a quarterly certification of Merchants' compliance with the Stipulated Judgment.

b. Household represents and warrants to Merchant as of the Effective Date and throughout the term of this Agreement the following:

        (i) That Accounts will be available to applicants without regard to race, color, religion, national origin, sex, marital status, or age (provided the applicant has the capacity to enter into a binding contract).

        (ii) That (a) it has full corporate power and authority to enter into this Agreement; (b) all corporate action required under any organization documents to make this Agreement binding and valid upon Household according to its terms has been taken; and (c) this Agreement is and will be binding, valid and enforceable upon Household according to its terms.

        (iii) Neither (a) the execution, delivery and performance of this Agreement, nor (b) the consummation of the transactions contemplated hereby will constitute a violation of law or a violation or default by Household under its articles of incorporation, bylaws or any organization documents, or any material agreement or contract and no authorization of any governmental authority is required in connection with the performance by Household of its obligations hereunder.

        (iv) That it has and will acquire and retain all required licenses to perform its obligations under this Agreement and to conduct its business.

        (v) That dates after December 31, 1999 will be properly recognized, and date-related calculations will be correctly made, in the operation of computer systems and functions material to the operation of the Program.

        (vi) That it is and will remain in compliance in all material respects with Applicable Law.

SECTION 6.  CHARGEBACKS TO MERCHANTS.  Merchants agree as follows:

a. CHARGEBACKS. Any Sales Slip or Card Sale is subject to Chargeback under any one or more of the following circumstances, and thereupon the provisions of SECTION 6.B. below shall apply:

        (i) The Card application or any information on the Card application or the Sales Slip or any required information on the Sales Slip (such as the account number, description of Goods purchased, transaction amount or date) is illegible or materially incomplete, or the Sales Slip or Card application is not executed by the Cardholder; or Authorization is not obtained from Household's Authorization Center, or a valid Authorization number is not correctly and legibly entered on the Sales Slip; or the Sales Slip is a duplicate of an item previously paid, or the price of the Goods or services shown on the Sales Slip differs from the amount shown on the Cardholder's copy of the Sales Slip;

        (ii) Household determines that (1) any of Merchants has breached or failed to satisfy in any material respect, any term, condition, covenant, warranty, or other provision of this Agreement, including, without limitation, SECTIONS 4A AND 5A above, or of the Operating Instructions, in connection with a Sales Slip or the transaction to which it relates, or an application for a Card or the opening of an Account; or (2) the Sales Slip, Card application or Card Sale is fraudulent or is subject to any claim of illegality, cancellation, rescission, avoidance or offset for any reason whatsoever, including, without limitation, negligence, fraud, misrepresentation, or dishonesty on the part of the customer or Merchants or their agents, employees, licensees, or franchisees, or that the related transaction is not a bona fide transaction in Merchants' ordinary course of business;

        (iii) the Cardholder disputes or denies the Card Sale or other Card transaction, the execution of the Sales Slip or Card application, or the delivery, quality, or performance of the Goods, services or warranties purchased, or the Cardholder has not authorized the Card Sale, or alleges that a credit adjustment was requested and refused or that a credit adjustment was issued by Merchants but not posted to the Account; or

        (iv) Merchants fail to deliver to Household the Sales Slip, Credit Slip, Card application or other records of the Card transaction within the times required in this Agreement.

b. RESOLUTION AND PAYMENT. Merchants are required to resolve any dispute or other of the circumstances described above in (a) of this SECTION 6 to Household's reasonable satisfaction within twenty-one (21) days of notice of Chargeback or Merchants shall pay to Household the full amount of each such Sales Slip subject to Chargeback or the portion thereof designated by Household, as the case may be, plus the finance charges thereon, any attorney fees incurred by Household, and other fees and charges provided for in the Cardholder agreement; provided, however, that payment by Merchants under this Section 6.b. shall not be required with respect to any Cardholder dispute relating to the delivery, quality or performance of the Goods, services or warranties purchased where (A) Merchants have attempted in good faith to resolve the dispute, but reasonably determine, and certify to Household, that the delivery, quality, and performance of the Goods, services or warranties purchased are not defective or where (B) Merchants are unable to schedule an appointment within 21 days of notice of charge back or establish contact with the Cardholder to resolve the dispute despite Merchants' good faith efforts, and Merchants' so certify to Household; and provided, further, however, that payment by Merchants under this Section 6.b. with respect to any Sales Slips subject to Chargeback under Section 6.a.(i) (except Chargebacks related to a duplicate Sales Slip of an item previously paid, or the price of the Goods or services shown on the Sales Slip differs from the amount shown on the Cardholders copy of the Sales Slip) shall be required only when the Cardholder's payment on such Sales Slip has become ninety days delinquent. Upon chargeback to Merchants of a Sales Slip, Merchants shall bear all liability and risk of loss associated with such Sales Slip or Card Sale, or the applicable portion thereof, without warranty by, or recourse or liability to, Household. Household may deduct amounts owed to Household under this Section from any amounts owed to Merchants under this Agreement.

c. The terms and provisions of this SECTION 6 shall survive the termination of this Agreement.

SECTION 7.  RESERVES.

a.      PORTFOLIO RESERVE.

        (i) As soon as is commercially practicable after Household's acquisition of the Existing Portfolio, Household and Merchants shall establish a portfolio reserve (the "Portfolio Reserve") for the sole benefit of Household. The purpose of the Portfolio Reserve is to provide for payment of any amounts due Household at the end of the Term or upon earlier termination of this Agreement. Household may also deduct from the Portfolio Reserve during the Term any amounts not paid by Merchants under Section 3 of this Agreement. In order to secure the performance of Merchants' obligations hereunder, Merchants hereby grant Household a first priority security interest in and lien upon the Portfolio Reserve, and agree to execute such documents and take such other actions as Household reasonably determines are necessary in order to perfect such security interest and lien.

        (ii) The Portfolio Reserve shall first be considered fully funded for the Month when the balance of the Portfolio Reserve is no less than eight percent (8.00%) of the Account Balances at the end of such Month (the "Fully Funded Amount"). Notwithstanding the foregoing, Household may, in its reasonable sole discretion, elect to increase the Fully Funded Amount (and such increased amount shall thereupon become the Fully Funded Amount);

               (A) in accordance with the following chart and based on Household's good faith estimate of Credit Losses, in the event that Credit Losses for the previous twelve months have exceeded twelve percent (12%) of Average Account Balances on an annualized basis:

                      ---------------------------------- ---------------------------------------
                        CREDIT LOSSES AS A PERCENT OF       CUMULATIVE RESULTING INCREASE IN
                          AVERAGE ACCOUNT BALANCES          FULLY FUNDED AMOUNT OF PORTFOLIO
                                                                        RESERVE
                      ---------------------------------- ---------------------------------------
                               12.1% to 12.9%                    1% of Account Balances
                      ---------------------------------- ---------------------------------------
                               13.0% to 13.9%                    2% of Account Balances
                      ---------------------------------- ---------------------------------------
                               14.0% to 14.9%                    3% of Account Balances
                      ---------------------------------- ---------------------------------------
                               15.0% to 15.9%                    4% of Account Balances
                      ---------------------------------- ---------------------------------------
                               16.0% to 16.9%                    5% of Account Balances
                      ---------------------------------- ---------------------------------------
                               17.0% to 17.9%                    6% of Account Balances
                      ---------------------------------- ---------------------------------------

               , or

               (B) in accordance with the following chart in the event that the amount of credit volume generated in any Program Year through SAC Promotions greater than six months ("Long-Term

                      Promotions") is fifty percent (50%) or more of the total credit volume for the Program Year:

        PERCENT OF LONG-TERM PROMOTIONS               CUMULATIVE RESULTING INCREASE IN FULLY
             TO TOTAL CREDIT VOLUME                     FUNDED AMOUNT OF PORTFOLIO RESERVE
                 Less than 50%                                         -0-
                    50%-59%                                 1.00% of Account Balances
                    60%-69%                                 2.00% of Account Balances
                    70%-79%                                 3.00% of Account Balances
                    80%-89%                                 4.00% of Account Balances
                    90%-100%                                5.00% of Account Balances

               However, the Fully Funded Amount shall not be increased until after the first time that the balance in the Portfolio Reserve equals or is greater than 8%. Except as otherwise provided herein, if the Portfolio Reserve contains an amount of funds in excess of the Fully Funded Amount at the end of any Month, Household shall pay such excess amounts to Merchants in accordance with the payment procedures provided in Section 3.d. of this Agreement.

        (iii) The Portfolio Reserve shall be funded as follows: (A) When Household purchases the Existing Portfolio, Household shall deposit in the Portfolio Reserve an amount equal to the difference between (x) 99% of the Account Balances that are outstanding on Accounts contained in the Existing Portfolio at the time of such purchase and (y) the sum of the actual purchase price paid by Household for the Existing Portfolio plus the amount of funds contained in the SAC Reserve; and (B) for any Month in which the amount in the Portfolio Reserve is less than the Fully Funded Amount, Household shall deduct from payments to Merchants (x) during such Month commencing during the first year of the Term, an amount equal to two and one-half percent (2.5%) of each valid and authorized Sales Slip presented to Household during such Month, and (y) during such Month commencing after the first year of the Term, an amount equal to three and one-half percent (3.5%) of each valid and authorized Sales Slip presented to Household during such Month.

        (iv) In the event a plan of reorganization for Merchants under the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.) has been confirmed by the Bankruptcy Court and becomes effective, then:

               (A) The first time that the Merchants' Interest Coverage Ratio equals or exceeds 1.75 at the end of a fiscal quarter, Household (A) shall pay to Parent an amount sufficient to reduce the balance in the Portfolio Reserve to fifty percent (50%) of the Fully Funded Amount (the "Portfolio Reserve Payment"), and (B) provided that the Merchants' Interest Coverage Ratio has not fallen below 1.75 at the end of two consecutive fiscal quarters, shall restrict further funding of the Portfolio Reserve to amounts necessary to maintain the Portfolio Reserve at fifty percent (50%) of the Fully Funded Amount.

               (B) The first time after the Portfolio Reserve Payment has been made that the Merchants' Interest Coverage Ratio is
                      (A) less than 1.75 at the end of two consecutive fiscal quarters or (B) less than 1.50 at the end of any fiscal quarter. Household will resume building the Portfolio Reserve to the Fully Funded Amount, by thereafter deducting from payments to Merchants an amount equal to eight percent (8%) of each valid and authorized Sales Slip presented to Household until the balance in the Portfolio Reserve has reached the Fully Funded Amount.

               (C) Each time thereafter that the Merchants' Interest Coverage Ratio equals or exceeds 1.75 at the end of two consecutive fiscal quarters after having dropped below 1.75 for two or more consecutive fiscal quarters, Household shall (A) pay to Parent the Portfolio Reserve Payment and (B) provided that the Merchants' Interest Coverage Ratio does not fall below 1.75 at the end of two consecutive fiscal quarters, restrict further funding of the Portfolio Reserve to amounts necessary to maintain the Portfolio Reserve at fifty percent (50%) of the Fully Funded Amount; and each time thereafter that the Merchants' Interest Coverage Ratio is (x) less than 1.75 at the end of two consecutive fiscal quarters or (y) less than 1.50 at the end of any fiscal quarter. Household will resume building the Portfolio Reserve to the Fully Funded Amount, by thereafter deducting from payments to Merchants an amount equal to eight percent (8%) of each valid and authorized Sales Slip presented to Household until the balance in the Portfolio Reserve has reached the Fully Funded Amount.

b. SAC RESERVE. After Household's acquisition of the Existing Portfolio, Household will establish a SAC reserve (the "SAC Reserve") for its sole benefit to cover the promotional finance charges subject to reversal. Household shall fund the SAC Reserve upon receipt and in the amount of any funds that Household receives from GE that represent GE's unamortized promotional discount amounts related to the Existing Portfolio. In order to secure the performance of Merchants' obligations hereunder, Merchants hereby grant Household a first priority security interest in and lien upon the SAC Reserve, and agree to execute such documents and take such other actions as Household reasonably determines are necessary in order to perfect such security interest and lien.

c. LETTER OF CREDIT SUBSTITUTE. At any time that Merchants are not in default under this Agreement, Merchants may obtain the release of the amounts held in the Portfolio Reserve by delivering to Household an irrevocable revolving standby letter of credit in form and substance satisfactory to Household, and issued by a commercial bank acceptable to Household in its reasonable sole discretion (the "Letter of Credit"). The face amount of the Letter of Credit or the combination of a Letter of Credit and cash shall be no less than the Fully Funded Amount of the Portfolio Reserve provided, however, if the amount of funds required to be held in the Portfolio Reserve is increased or decreased pursuant to the provisions of Section 7a(iv) above the face amount of the Letter of Credit shall be adjusted accordingly. Upon delivery of the Letter of Credit to Household, funds in the Portfolio Reserve shall be transferred to Parent to the extent of the amount of such Letter of Credit. The Letter of Credit shall remain in place for not less than twelve (12) months from the date of issuance. Merchants shall renew or replace the Letter of Credit not less than thirty (30) days prior to its expiration. The Letter of Credit may be drawn upon by Household upon presentation to the issuing bank of a statement issued by a duly authorized officer of Household, (i) to recover amounts as and when due under this Agreement that it would otherwise be entitled to deduct from the Portfolio Reserve or (ii) to fund the Fully Funded Amount of the Portfolio Reserve if (A) Merchants have not delivered to Household a new letter of credit at least thirty (30) days prior to the expiration of the then existing Letter of Credit, (B) Household is entitled under this Agreement to withdraw amounts from the Portfolio Reserve, or (C) this Agreement terminates and Merchants owe Household any amounts that are subject to payment from the Portfolio Reserve.

d. CAPITALIZATION OF HOUSEHOLD. Household shall deliver to Parent an annual certification that its capital measures meet the "Well capitalized" category as that term is used and defined by the Office of the Comptroller of the Currency.

SECTION 8. TAPE OR ELECTRONIC TRANSMISSION & RECORDS. Data, records and information shall be transmitted and maintained as described below.

a. TRANSMISSION OF DATA. In lieu of forwarding paper Sales Slips and Credit Slips to Household, Merchants shall transmit to Household, by electronic transmission or other form of transmission reasonably designated by Household all data required by this Agreement to appear on Sales Slips and Credit Slips. Household shall provide at its expense a telecommunication link between Merchants' computer system and Household's computer system. All data transmitted shall be in a medium, form and format reasonably designated by Household and shall be presorted according to Household's instructions. Any errors in data originated by Merchants or in Merchants' transmission of such data shall, as between Household and Merchants, be the sole responsibility of Merchants. The means of transmission indicated above in this Section shall be the exclusive means of electronic transmission utilized by Merchants for the transmission of Sales Slip or Credit Slip transaction data to Household. Merchants shall use a leased line, supplied by Household, for communicating with Household pursuant to the guidelines set forth in SECTION 4A. Household's voice Authorization Center will be available for use for times when the leased line authorization system is not in operation. In the event the Authorization processing line is not in operation as a result of a technical failure from Household, and as a result the authorizations for Cardholder purchases cannot be obtained, Merchants shall have a $750.00 floor release per transaction and/or Cardholder. In the event that the system is not in operation as a result of a problem from Merchants, and as a result the authorizations for Cardholder purchases cannot be obtained, Merchants shall have a $750.00 floor release per transaction and/or Cardholder; provided, however, if Household has closed or placed a hold on the Cardholder's Account to any further sales transactions, Household shall be under no obligation to purchase such Sales Slip. Merchants must obtain Authorization for any sales amount exceeding $750.00. If either party finds that this floor limit is not acceptable, this may by changed by mutual agreement of the parties.

b. RECEIPT OF TRANSMISSION. Upon successful receipt of any transmission, Household shall accept such transmission and pay Merchants in accordance with this Agreement, subject to subsequent review and verification by Household as provided in Section 3.c. and to all other rights of Household and obligations of Merchants as set forth in this Agreement. If data transmission is by tape, Merchants agree to deliver upon demand by Household a duplicate tape of any prior tape transmission, if such demand is made within forty-five (45) calendar days of the original transmission and, with respect to any closed location, within ninety
        (90) calendar days.

c. RECORDS. Merchants shall maintain the actual paper Sales Slips, Credit Slips, and other records pertaining to any transaction covered by this Agreement for such time and in such manner as Household or any law or regulation may require, but in no event less than two (2) years after the date Merchants presents each transaction data to Household, and Merchants shall make and retain for at least seven (7) years legible copies of such actual paper Sales Slips, Credit Slips or other transaction records. Consistent with the foregoing record retention requirements, within fifteen (15) days (thirty (30) in the case of a closed Merchant store location), or such earlier time as may be reasonably required by Household, or receipt of Household's request,


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

        Merchants shall provide to Household the actual paper Sales Slips, Credit Slips or other transaction records, and any other documentary evidence available to Merchants and reasonably requested by Household to meet its obligations under law (including its obligations under the Fair Credit Billing Act) or otherwise to respond to questions, complaints, lawsuits, counterclaims or claims concerning Accounts or requests from Cardholders, or to enforce any rights Household may have against a Cardholder, including, without limitation, litigation by or against Household, collection efforts and bankruptcy proceedings, or for any other reason. In the event Merchants fail to comply in any respect with the provisions of this Section, Household may process a Chargeback for each Card Sale involved pursuant to SECTION 6 above.

d. Promptly upon termination of this Agreement or upon the request of Household, Merchants will provide Household with all original and microfilm copies of documents required to be retained under this Agreement.

e. Subject to Section 20, Parent, by its officers, employees or other professionals who agree to be bound by the provisions of Section 20, shall have the right, at its own expense, to conduct reasonable audits of Household's calculation and collection of the fees and charges payable by or to Merchants hereunder and of Household's credit approval and collection efforts, such audits to be conducted in a manner which will minimize interference with Household's normal business operations.

f. Household will provide such reports to Merchants as are agreed to from time to time.

g. The terms and provisions of SECTION 8C AND D shall survive the termination of this Agreement and the provisions of SECTION E shall remain in effect for ninety (90) days from the effective date of termination of this Agreement.

SECTION 9. PAYMENTS BY CARDHOLDER AND ENDORSEMENT. Merchants agree that Household has the sole right to payments on any Sales Slip funded by Household. Unless specifically authorized in writing by Household, Merchants agree not to make any collections on any such Sales Slip. Merchants may accept Cardholder payments at Merchants' store locations in trust for Household, and agree to deliver the same to Household within two (2) Business Days of Merchants' receipt, together with the Cardholder's name, Account number, and any correspondence accompanying the payment. Merchants agree that Merchants shall be deemed to have endorsed any Sales Slip, Credit Slip, or Cardholder payments by check, money order, or other instrument made payable to Merchants that a Cardholder presents to Household in Household's favor, and Merchants hereby authorize Household to supply such necessary endorsements on behalf of Merchants.

SECTION 10. MERCHANTS CREDIT INFORMATION. Household may periodically review Merchants' financial stability. To assist Household in doing this, Merchants shall deliver to Household (i) an unaudited, condensed, consolidated financial statement, including, without limitation, the Interest Coverage Ration, no later than forty-five (45) days after the end of each quarter and (ii) an audited consolidated financial statement no later than ninety (90) days after the end of each fiscal year, including, without limitation, the all footnotes, and supporting materials with sufficient detail to accurately portray the financial condition of Merchants. Merchants warrant and represent that its credit application and financial statements submitted to Household by or on behalf of Merchants are true and accurate and Merchants agree to supply such additional credit information as Household may reasonably request from time to time. Merchants understand that Household, at its own expense, may verify the information on any financial statement or other information provided by Merchants and, from time to time, may seek credit and other information concerning Merchants from others and may provide financial and other information to its affiliates or others for purposes of its asset securitizations and sales.

SECTION 11. MERCHANTS' BUSINESS PRACTICES. Merchants agree to provide adequate services in connection with each Card Sale pursuant to standard customs and trade practices and any applicable Merchants' warranties, and to provide such repairs, service and replacements and take such other correction action as may be required by law.

SECTION 12. CARDHOLDER ACCOUNT INFORMATION. Merchants shall not sell, provide, or exchange Account information in the form of imprinted Sales Slips, carbon copies of imprinted Sales Slips, or other media obtained by reason of a Card transaction to any third party other than to Merchants' agents for the purpose of assisting Merchants in their business with Household or pursuant to a government request; provided, however, that the foregoing shall not limit Merchants' rights to maintain and use information as to its customers generally, regardless of whether or not such information is also Account information.

SECTION 13. CHANGE IN OWNERSHIP. Merchants agree to send Household at least thirty (30) days prior written notice of any change in Merchants' names or locations, any material change in ownership of Merchants' business or any change in Sales Slip or Credit Slip information concerning Merchants.

SECTION 14.  INDEMNIFICATION.

a. INDEMNIFICATION BY MERCHANTS. Merchants shall be liable to and shall indemnify and hold harmless Household and its Affiliates and their respective officers, employees, agents and directors from any losses, damages, claims, judgments, penalties, counterclaims, offsets costs, expenses (including reasonable attorneys' fees) against Household or any Affiliate of Household or their respective officers, employees, agents and directors arising out of: (i) Merchants' failure to comply with this Agreement or any of the Operating Instructions; (ii) any claim, dispute, complaint or setoff made by a Cardholder with respect to anything done or not done by Merchants in connection with Card Sales or credits; (iii) anything done or not done by Merchants in connection with the furnishing of any Goods, warranties or services purchased by Cardholders; (iv) the death or injury to any person or the loss, destruction or damage to any property arising out of the design, manufacture or furnishing by Merchants of any Goods, warranties or services purchased by Cardholders;
        (v) any claim or complaint of a third party in connection with Merchants' advertisements and promotions relating to the Card which were prepared by Merchants or at Merchants' direction (other than those that are prepared by Household); (vi) any illegal or improper conduct of Merchants or their employees or agents; and (vii) any claim or complaint by a consumer that Merchants have violated the Equal Credit Opportunity Act, Truth in Lending Act, or any other act and related Applicable Laws and (viii) as provided in Section 19 (b) hereof, any claim of infringement by virtue of Household's use of the Merchants Marks in accordance with Section 19 hereof. Household may deduct any amounts incurred by Household under this Section from amounts owed Merchants under this Agreement pursuant to Section 14.d. below.

b. INDEMNIFICATION BY HOUSEHOLD. Household shall be liable to and shall indemnify and hold harmless Merchants and its subsidiaries and affiliates and their respective officers, employees, agents and directors from any losses, damages, claims, judgments, penalties, counterclaims, offsets, costs, expenses (including reasonable attorneys' fees) against Merchants or their respective officers, employees, agents and directors arising out of (i) Household's failure to comply with this Agreement or any of the Operating Instructions; (ii) any claim, dispute, complaint or set off by a Cardholder resulting from anything done or not done by Household in connection with such Cardholder's Account; (iii) any illegal or improper conduct of Household, or its employees or agents with respect to the Card, a Card Sale, an Account or any other matters relating to the Program, including but not limited to matters relating to collection and servicing the Accounts and repossession of Goods; (iv) any claim, dispute, complaint or setoff by a consumer resulting from a violation by Household, with respect to those portions of the application/agreement, billing statement and other materials provided by Household that are prepared by Household or at Household's direction (other than those that are prepared by Merchant), of the Equal Credit Opportunity Act, Truth in Lending Act or any other act and related Applicable Laws and regulations; (v) any claim, dispute or complaint of any third party in connection with advertisements and promotions prepared or furnished by Household or at Household's direction relating to the Program; (vi) Household's breach of Section 5.b.; and (vii) GE's or any GE subcontractor's use of Merchant's Marks, pursuant to Section 19 below, or any illegal or improper conduct of GE or any GE subcontractor under the Interim Servicing Agreement in connection with the servicing of the Accounts. Notwithstanding the foregoing, the indemnification by Household shall not apply to any claim or complaint relating to (x) materials, including insurance election forms to be included on the application/agreement form, that are provided to Household by the credit insurance provider selected by merchant pursuant to Section 2.e. or (y) the failure of Merchants to resolve a billing inquiry or dispute with where such failure was not caused by Household.

c. NOTICE OF CLAIM & SURVIVAL. In the event that Household or Merchants shall receive any claim or demand or be subject to any suit or proceeding of which a claim may be made against the other under this Section, the indemnified party shall give prompt written notice thereof to the indemnifying party and the indemnifying party will be entitled to participate in the settlement or defense thereof with counsel satisfactory to indemnified party at the indemnifying party's expense. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit, or proceeding. The terms of this SECTION shall survive the termination of this ------- Agreement.

d. When an event giving rise to indemnification reaches final resolution the party seeking indemnification under this Section shall forward to the indemnifying party written notice of any amounts due and owing by it along with any supporting documentation for such amount for which indemnification is being sought and the indemnifying party shall within thirty (30) days of receipt of such notice pay such amount to the indemnified party or notify such party in writing why such amounts are not due and owing to the indemnified party. The parties shall use their best efforts to reach agreement on the amounts due and owing for indemnification.

SECTION 15. NONWAIVER. Merchants' liability under this Agreement, including, without limitation, their liability under SECTION 6 above, shall not be affected by any settlement, extension, forbearance, or variation in terms that Household may grant in connection with any Sales Slip or Account or by the discharge or release of the obligations of the Cardholder(s) or any other person by operation of law or otherwise.

SECTION 16.  TERM AND TERMINATION.

a. TERM. This Agreement shall be effective as of the Effective Date; provided, however, that if the Effective Date has not occurred by September 30, 1998, or such later date agreed to by Household and Merchants, this Agreement shall not become effective and shall be null and void. If this Agreement becomes effective, it shall remain in effect until the fifth (5th) anniversary of the Effective Date ("INITIAL

        TERM"), and shall be automatically renewed for successive two year terms (the "RENEWAL TERM(S)") unless and until terminated as provided herein. The Initial Term and any Renewal Terms are referred to collectively as the "TERM". The termination of this Agreement shall not affect the rights and obligations of the parties with respect to transactions and occurrences which take place prior to the effective date of termination, except as otherwise provided herein.

b.      TERMINATION.  This Agreement may be terminated:

        (i) effective at the end of the Initial Term or any Renewal Term, by Household or Merchants upon not less than three hundred and sixty
             (360) days written notice prior to the end of such term;

        (ii) by Household or Merchants upon written notice to the other in the event the other party shall elect to wind up or dissolve its operation or is wound up and dissolved; becomes insolvent or generally fails to pay its debts as they become due (other than debts incurred by Merchants prior to the commencement of the Chapter 11 Case); makes an assignment for the benefit of creditors; files a voluntary petition in bankruptcy, or for reorganization or is adjudicated as bankrupt or insolvent (other than the continuation of Merchants as debtors in the Chapter 11 Case); or has a liquidator or trustee appointed over all or substantially all of its affairs;

        (iii) by Household upon not less than ninety (90) days written notice
             (a) if a change occurs in Merchants' financial condition taken as a whole and such change has a Material Adverse Effect, (b) if there occurs any material change in the ownership (other than a change in ownership as a result of the Chapter 11 Case) of any of Merchants or of their business (regardless of the form of the transaction) and such change has a Material Adverse Effect except if the Material Adverse Effect is caused by any action or inaction of Household, (c) in the event any of Merchants materially breaches its obligations or any warranty or representation under this Agreement and such breach has not been cured within ninety (90) days after receipt of such notice, or (d) if any law, rule or regulation by any federal, state or local authority takes effect that materially impairs or restricts Merchants' or Household's ability to perform their respective obligations hereunder or that would, in Merchants' and Household's reasonable judgment, reduce by more than ten percent (10%) the then current ratio of (A) collected finance charges, late fees, overlimit fees and returned check charges over (B) Average Account Balances;

        (iv) by Merchants upon not less than ninety (90) days written notice in the event that (a) Household materially breaches its obligations or any warranty or representation under this Agreement including, without limitation, SECTION 5B, and such breach has not been cured within ninety (90) days after receipt of such notice; (b) Household fails to maintain the Approval Rates in accordance with the provisions of SECTION 2C; (c) Household materially breaches its responsibilities under SECTION 4B of this Agreement; (d) there occurs a material change in the ownership of Merchants or of the Merchants' business (regardless of the form of the transaction) and the new owner has a private label credit card program with receivables in excess of $100 million that has been in existence for 2 years, and in such event termination shall be effective six months after Household's receipt of such written notice; or (e) if any law, rule or regulation by any federal, state or local authority takes effect that materially impairs or restricts Merchants' or Household's ability to perform their respective obligations hereunder or that would, in Merchants' and Household's reasonable judgment, reduce by more than ten percent (10%) the then current ratio of (A) collected finance charges, late fees, overlimit fees and returned check charges over (B) Average Account Balances.

c. DUTIES AND RIGHTS UPON TERMINATION. Upon termination of this Agreement, Merchants will promptly submit to Household all Card Sales, Sales Slips, credit and other data made through the date of termination. Household is not liable to Merchants for any incidental or consequential damages that Merchants may suffer as a result of Household's termination of this Agreement. Commencing on the ninety-first day following the effective date of termination of this Agreement, Merchants shall pay to Household, monthly, within ten (10) days of Household's request, a liquidation fee in the amount of $5.00 per Month for each Account for which Household processes a statement during such Month, until such time as the outstanding Account Balances are liquidated and paid in full. In the event this Agreement is terminated for any reason or notice of termination is given by either party, Household may deduct amounts owed to it by Merchants from the Portfolio Reserve and take such other reasonable actions including but not limited to establishing and maintaining additional reserves from payments otherwise payable to Merchants to protect Household's rights under this Agreement and to cover chargeback amounts and other amounts owing to Household. In the event that this Agreement is terminated by Merchants under Section 16.b(iv)(d), then Merchants shall pay Household a termination fee (the "Termination Fee") equal to a percentage of the Account Balances on the effective date of the Termination. The percentage used to determine the Termination Fee shall depend upon when this Agreement is terminated by Merchants due a material change in the ownership of Merchants or of the Merchants' business. Exhibit B hereto provides a listing of Termination Fees applicable to termination during each year of the Agreement. The provisions of this subsection shall survive the termination of this Agreement.

d.      PURCHASE OPTION.

        (i) Upon termination of this Agreement pursuant to this Section 16, Merchants shall have the option to purchase (or assign its option to purchase to a third party), or to arrange for the purchase of, the Accounts without recourse to Household and without representation or warranty, express or implied, at a price equal to the full amount of the Account Balances, less an amount equal to the then current balance of the Portfolio Reserve and the then current balance, if any, of the SAC Reserve; provided, however, in the event that this Agreement is terminated by Merchants pursuant to Section 16b(iv)(d) due to a material change in the ownership of Merchants or of the Merchants' business, the price shall be equal to the full amount of the Account Balances, plus the Termination Fee, less an amount equal to the then current balance of the Portfolio Reserve and the then current balance, if any, of the SAC Reserve at the time such sale is consummated. The percentage used to determine the Termination Fee shall depend on when this Agreement is terminated by Merchants due to a material change in the ownership of Merchants or of the Merchants' business. Exhibit B hereto provides a listing of Termination Fees applicable to such sale during each year of the Agreement.

        (ii) The purchase shall occur not later than ninety (90) days after the effective date of termination of this Agreement and shall be under such terms and conditions as are reasonably acceptable to Household.

        (iii) Household shall cooperate with Merchants to take, or cause to be taken, such reasonable actions as are necessary to effect the purchase of the Accounts.

SECTION 17. STATUS OF THE PARTIES. In performing their responsibilities pursuant to this Agreement, Household and Merchants are in the position of independent contractors, and in no circumstances shall either Household or Merchants be deemed to be the agent or employee of the other. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or an association for profit between Household and Merchants. Any amounts ever owing by Merchants pursuant to this Agreement represent contractual obligations only and are not a loan or debt.

SECTION 18. FORCE MAJEURE. No party to this Agreement shall be liable to the other by reason of any failure in performance of this Agreement in accordance with its terms if such failure arises out of a cause beyond the control and without the fault or negligence of such party. Such causes may include but are not limited to acts of God, of the public enemy or of civil or military authority, unavailability of energy resources, system or communication failure, delay in transportation, fires, strikes, riots or war. In the event of any force majeure occurrence, the disabled party shall use its best efforts to meet its obligations as set forth in this Agreement.

SECTION 19.  LIMITED LICENSE.

(a) Merchants hereby grant to Household and Household accepts a non-exclusive, non-transferable license for purposes of this Agreement to use Merchants' Marks on the Cards, Card application/agreements, periodic statements, billing statements, collection letters or documents, promotional or advertising materials and otherwise in connection with the Program provided, however, Household may grant to GE or any GE subcontractor the right to use Merchants Marks in connection with the foregoing solely during its interim servicing of the Accounts and the Existing Portfolio under the terms of the Interim Servicing Agreement dated September 4, 1998 by and between Household and GE which agreement shall contain provision to protect Merchants rights, title and interests in Merchants' Marks. All displays of the Merchants' Marks shall conform to the prototypes provided by Merchants, shall include such notices and trademark legends as Merchants shall reasonably require, and shall be subject to Merchants' periodic reasonable review of such use and to such reasonable specifications of Merchants. Merchants may not use any name or service mark of Household or any of its Affiliates in any manner without the prior written consent of Household, except as in the reasonable determination by Merchants to be required by Applicable Law.

(b) Merchants represent and warrant that they own appropriate federal or state trademark registrations or enforceable common law rights to protect their interest in the use and ownership of the Merchants' Marks, and have the right to license the Merchants' Marks to Household as contemplated by this Agreement. Merchants shall indemnify, defend and hold Household harmless from any loss, damage, expense or liability arising from any claims of alleged infringement of the Merchants' Marks (including reasonable attorneys' fees and costs). Merchants shall, at its expense, defend and/or settle any action that may be commenced against Household alleging that the use of the Merchants' Marks infringes upon any rights of others. In such event, Household shall, at the reasonable direction of Merchant and at Merchants' expense, promptly discontinue its use of the Merchants' Marks alleged to infringe.

(c) Household acknowledges Merchants' exclusive ownership interest in and to the Merchants' Marks. Any and all goodwill arising from use of the Merchants' Marks under this Agreement shall inure to the benefit of

        Merchants. Household agrees that it will not directly or indirectly contest the validity of Merchants/ ownership of the Merchants/ Marks or the license granted herein. Merchants are familiar with the manner in which Household conducts similar programs. Household agrees that it will use Merchants' Marks substantially in accordance with standards of quality not less than those it is employing as of the date hereof in connection with comparable programs. Merchants' shall have the right to periodically inspect the use of the Merchants' Marks.

(d) Upon termination of this Agreement, all rights with respect to the Merchants' Marks shall revert to Merchants and Household shall discontinue use of the Merchants' Marks; provided, however, that Household shall have the continuing right to use the Merchants' Marks to service and collect upon indebtedness existing on the date of Termination, subject to the terms of this Section 19.

SECTION 20. CONFIDENTIALITY. Merchants will keep confidential and not disclose to any person or entity (except to employees, officers, partners, directors, attorneys, accountants and other agents or advisors of Merchants who are engaged in the implementation, execution, administration and enforcement of the Program) all information, software, systems and data, that Merchants receive from Household, or from any other source which is obligated to maintain the confidentiality of the information, relating to the Program and matters which are subject to the terms of this Agreement, including, but not limited to, the Cardholder List except as permitted herein or other Account information, and, except as otherwise permitted herein, shall use, or cause to be used, such information solely for the purposes of the performance of Merchants' obligations under the terms of this Agreement; provided, however, that Merchants may disclose such information, software, systems, data, and matters (i) to the extent that they become generally publicly available through no fault of Merchants, or Merchants receive such information from an independent third party not under any obligation of confidentiality directly or indirectly to Household, or disclose thereof is required by Applicable Law, governmental request, or any other legal process or authority having the force of law, (ii) to auditors of Merchants, (iii) to the statutory committee of unsecured creditors and its attorneys and financial advisors in Merchants' Chapter 11 cases, and (iv) to advisors and agents retained by Merchants in connection with audits conducted under Section 8.e. hereof, provided that any such information that is designated as highly confidential by Household shall not be disclosed unless such committee or such advisors specified in clauses (iii) and (iv) above in each case enter into a confidentiality agreement with Merchants. Household will keep confidential and not disclose to any person or entity (except employees, officers, agents or directors of Household or its Affiliates who are engaged in the implementation and execution of the Program) any information, software, systems, or data that Household receives from Merchants, or from any other source which is obligated to maintain the confidentiality of the information, or which relates to the operation of Merchants' business, its Goods or the Cardholder List except as permitted herein and, except as otherwise permitted herein, shall use, or cause to be used, such information solely for the purposes of the performance of Household's obligations under the terms of this Agreement; provided, however, that Household may disclose such information (i) to the extent that it becomes generally publicly available through no fault of Household, or Household receives such information from an independent third party not under any obligation of confidentiality directly or indirectly to Merchants, or disclosure thereof is required by Applicable Law, governmental request, or any other legal process or authority having the force of law, or
(ii) to auditors of Household. In the event Household sells or assigns the Accounts or any portion of the Accounts under the Program, Household may disclose any information under this provision reasonably necessary or required to effectuate such sale or assignment, provided that such assignee agrees in writing to maintain the confidentiality thereof to the same extent as Household. The provisions of this SECTION 20 shall survive the termination of this Agreement.

SECTION 21.  ADDITIONAL PRODUCTS & SERVICES.

(a) Household and/or any of its Affiliates may at any time, whether during or after the term of this Agreement and whether or not the Accounts are owned by Household, solicit Cardholders for deposit accounts, credit cards or other types of loan accounts or other financial or insurance services or products offered by Household and/or any of its Affiliates; provided, however, that such solicitations shall not be targeted exclusively or substantially exclusively to Merchants' customers and Household shall not use any of Merchants' Marks in any such solicitation. Except as provided above, Household will not, during the term of this Agreement, or for ninety (90) days after the effective date of termination of this Agreement, in the event the Accounts are purchased pursuant to SECTION 16D. hereof, use, sell, license or rent the Cardholder List, except in connection with the administration of the program as provided in this Agreement.

(b) Merchants may at any time, whether during or after the term of this Agreement solicit Cardholders for products and services other than deposit accounts, credit cards or other types of loan accounts except that if Merchants purchase the Accounts pursuant to SECTION 16D. hereof, Merchants may also solicit such Cardholders for deposit accounts, credit cards, or other types of loan accounts, provided that Merchants shall not use Household's name in any such solicitation.

SECTION 22. NOTICES. All notices required or permitted by this Agreement shall be in writing and shall be sent to the respective parties: if to Household, to the Attention of President (with a copy to the Attention of General Counsel, HRS Law Department 2700 Sanders Road, Prospect Hights, IL 60070); and if to Merchants, to the Attention of Sheila C. Reinken, Vice President and Treasurer with a copy to Edward P. Zimmer, Vice President and General Counsel at Household's and Merchants' respective addresses set forth on page one of this Agreement or such other addresses as each party may designate to the other by notice hereunder. Said notices shall be deemed to be received when sent to the above addresses (i) upon five (5) Business Days after deposit in the U.S. first class mail with postage prepaid, (ii) upon personal delivery, or (iii) upon receipt by telex, facsimile, or overnight/express courier service or mail.

SECTION 23. AMENDMENTS AND SUPPLEMENTARY DOCUMENTS. Household may amend this Agreement with the consent of Merchants, which shall not be unreasonably withheld, upon ten (10) days prior notice to Merchants if such modification is reasonably determined by Household to be required by Applicable Law. Reference herein to "this Agreement" shall include any schedules, appendices, exhibits, and amendments hereto. Any amendment or modification to this Agreement must be in writing and signed by a duly authorized officer of Household and Merchants to be effective and binding; no oral amendments or modifications shall be binding upon the parties.

SECTION 24. ASSIGNMENT. This Agreement is binding upon the parties and their successors and assigns. Notwithstanding, Merchants may not assign this Agreement without the prior written consent of Household, and except as otherwise provided in the next sentence, Household may not assign this Agreement without the prior consent of Parent; any purported assignment without such consent shall be void. Notwithstanding the foregoing, Household may without Merchants' consent assign this Agreement or any of the rights or obligations hereunder to any Affiliate of Household at any time; provided, that Household shall not be released from any obligations under this Agreement upon such assignment. In the event of such assignment, the assignee shall have the same rights and remedies as Household under this Agreement.

SECTION 25. NONWAIVER AND EXTENSIONS. Neither Household nor Merchants shall, by any act, delay, omission, or otherwise, be deemed to have waived any rights or remedies hereunder. Merchants agree that Household's failure to enforce any of its rights under this Agreement shall not affect any other right of Household or the same right in any other instance. Household agrees that Merchants' failure to enforce any of their rights under this Agreement shall not affect any other right of Merchants or the same right in any other instance.

SECTION 26. RIGHTS OF PERSONS NOT A PARTY. This Agreement shall not create any rights on the part of any person or entity not a party hereto, whether as a third party beneficiary or otherwise.

SECTION 27. SECTION HEADINGS. The headings of the sections of this Agreement are for reference only, are not a substantive part of this Agreement and are not to be used to affect the validity, construction or interpretation of this Agreement or any of its provisions.

SECTION 28. INTEGRATIONS. This Agreement contains the entire agreement between the parties. There are merged herein all prior oral or written agreements, amendments, representations, promises and conditions in connection with the subject matter hereof. Any representations, warranties, promises or conditions not expressly incorporated herein shall not be binding.

SECTION 29. GOVERNING LAW/SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. If any provision of this Agreement is contrary to Applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof.

SECTION 30. JURISDICTION. ANY SUIT, COUNTERCLAIM, ACTION OR PROCEEDING BY THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT SOLELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE STATE OF FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA; AND THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY APPELLATE COURTS THEREOF FOR THE PURPOSE OF ANY SUCH SUIT, COUNTERCLAIM, ACTION, PROCEEDING OR JUDGMENT (IT BEING UNDERSTOOD THAT SUCH CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WAIVES ANY RIGHT TO SUBMIT ANY DISPUTES HEREUNDER TO ANY COURTS OTHER THAN THOSE ABOVE). NOTWITHSTANDING THE FOREGOING, SO LONG AS MERCHANTS' CHAPTER 11 CASES ARE PENDING, ANY SUIT, COUNTERCLAIM, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE.

SECTION 31. WAIVER OF JURY TRIAL. HOUSEHOLD AND MERCHANTS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, SUIT PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOUSEHOLD AND MERCHANTS ENTERING INTO THIS AGREEMENT.

                        [Signatures appear on next page]

IN WITNESS WHEREOF, Household and Merchants have caused their duly authorized representatives to execute this Agreement as of the date set forth above.

                                                      BANK:

WITNESS OR ATTEST:                                    HOUSEHOLD BANK (SB), N.A.

By:          /s/ SHARYN MURPHY                        By:       /s/ CHARLES A. CALIP
             -------------------------------                    ------------------------------
Name:        Sharyn Murphy                            Name:     Charles A. Calip
             -------------------------------                    ------------------------------
Title:       Executive Secretary                      Title:    Vice President
             -------------------------------                    ------------------------------

                                                      MERCHANTS:

                                                      LEVITZ FURNITURE CORPORATION
WITNESS OR ATTEST:                                    Federal Tax TD #23-1657490

By:          /s/ MICHAEL E. MCCREERY                  By:       /s/ SHEILA C. REINKEN
             -------------------------------                    ------------------------------
Name:        Michael E. McCreery                      Name:     Sheila C. Reinken
             -------------------------------                    ------------------------------
Title:       Sr. V.P. / CFO                           Title:    Vice President
             -------------------------------                    ------------------------------

                                                      LEVITZ FURNITURE COMPANY OF THE
                                                      MIDWEST, INC.
WITNESS OR ATTEST:                                    Federal Tax TD #23-1731443

By:          /s/ MICHAEL E. MCCREERY                  By:       /s/ SHEILA C. REINKEN
             -------------------------------                    ------------------------------
Name:        Michael E. McCreery                      Name:     Sheila C. Reinken
             -------------------------------                    ------------------------------
Title:       Sr. V.P. / CFO                           Title:    Vice President
             -------------------------------                    ------------------------------

                                                      LEVITZ FURNITURE COMPANY OF THE
                                                      PACIFIC, INC.
WITNESS OR ATTEST:                                    Federal Tax TD #23-1695763

By:          /s/ MICHAEL E. MCCREERY                  By:       /s/ SHEILA C. REINKEN
             -------------------------------                    ------------------------------
Name:        Michael E. McCreery                      Name:     Sheila C. Reinken
             -------------------------------                    ------------------------------
Title:       Sr. V.P. / CFO                           Title:    Vice President
             -------------------------------                    ------------------------------

                                                      LEVITZ FURNITURE COMPANY OF
                                                      WASHINGTON, INC.
WITNESS OR ATTEST:                                    Federal Tax TD #23-1729443

By:          /s/ MICHAEL E. MCCREERY                  By:       /s/ SHEILA C. REINKEN
             -------------------------------                    ------------------------------
Name:        Michael E. McCreery                      Name:     Sheila C. Reinken
             -------------------------------                    ------------------------------
Title:       Sr. V.P. / CFO                           Title:    Vice President
             -------------------------------                    ------------------------------

                                    EXHIBIT A

                             FORM OF APPROVAL ORDER


        [Form of Approval Order To Be Attached. The Approval Order must contain the following provisions and such other provisions as Household considers necessary: (i) a grant of authority allowing Merchants to enter into this Agreement; (ii) grant of an allowed administrative claim by Household for all amounts owing to Household under this Agreement not exceeding (a) eight percent (8.00%) of the Account Balances less any balances in the Portfolio Reserve and the SAC Reserve, plus (b) two and one-half percent (2.5%) of the Account Balances; (iii) grant of a right to Household to offset any amounts owed by Merchants to Household pursuant to this Agreement against the Portfolio Reserve and the SAC Reserve, and against any other reserve account established pursuant to this Agreement, without a requirement of any further order of the Bankruptcy Court or any other court in order to allow Household to offset such amounts;
(iv) grant to Household of a perfected security interest in the Portfolio Reserve and the SAC Reserve, and in any other reserve account established pursuant to this Agreement; and (v) modification of the automatic stay of 11 U.S.C., Section 362 to allow Household the right to take any other actions contemplated by this Agreement without further order of the Bankruptcy court or any other court.]

                                    EXHIBIT B

                                Termination Fees

Household Gives Merchants
Notice of Termination due To
A Change of Control in Merchants
During Following Years of the
Term of this Agreement                                   Applicable Termination Fee
                  Year 1                                  1.00% x Account Balances

                  Year 2                                  0.85% x Account Balances

                  Year 3                                  0.65% x Account Balances

                  Year 4                                  0.45% x Account Balances

                  Year 5                                  0.25% x Account Balances

           All Years Thereafter                           0.20% x Account Balance
         During Term of Agreement

                                    EXHIBIT C

                              SAC REVERSAL ESTIMATE

            ------------------------------------ ---------------------------------
                    SAME AS CASH CREDIT
                      PROMOTION TERMS                EXERCISE RATE AS A % OF
                         (MONTHS)                             VOLUME
            ------------------------------------ ---------------------------------
                             1                                 12%
            ------------------------------------ ---------------------------------
                             2                                 20%
            ------------------------------------ ---------------------------------
                             3                                 33%
            ------------------------------------ ---------------------------------
                             4                                 43%
            ------------------------------------ ---------------------------------
                             5                                 48%
            ------------------------------------ ---------------------------------
                             6                                 52%
            ------------------------------------ ---------------------------------
                             7                                 57%
            ------------------------------------ ---------------------------------
                             8                                 59%
            ------------------------------------ ---------------------------------
                             9                                 63%
            ------------------------------------ ---------------------------------
                            10                                 67%
            ------------------------------------ ---------------------------------
                            11                                 71%
            ------------------------------------ ---------------------------------
                            12                                 71%
            ------------------------------------ ---------------------------------
                            13                                 72%
            ------------------------------------ ---------------------------------


                          INITIAL SAC REVERSAL ESTIMATE

------------------------- ----------------------- ----------------------- -----------------------
        ASSUMED
      PROMOTIONAL              ASSUMED % OF
         VOLUME                TOTAL VOLUME           EXERCISE RATE           WEIGHTED RATE
------------------------- ----------------------- ----------------------- -----------------------
                                    A                       B                    (A x B)
------------------------- ----------------------- ----------------------- -----------------------
      3 month SAC                  40%                     33%                    13.2%
------------------------- ----------------------- ----------------------- -----------------------
      6 month SAC                  15%                     52%                     7.8%
------------------------- ----------------------- ----------------------- -----------------------
      12 month SAC                 45%                     71%                    31.9%
------------------------------------------------------------------------- -----------------------
                                                                                  52.9%
                                                                          -----------------------
                                                   SAC Reversal Estimate          52.0%
------------------------------------------------------------------------- -----------------------